                                                                    Exhibit 3.14

                            ARTICLES OF INCORPORATION
                                       OF
                                PCA CANADA, INC.

     The undersigned, being of full age, does hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina.

     1.  The name of the Corporation is PCA Canada, Inc.

     2.  The period of duration of the corporation is perpetual.

     3. The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.

     4. The corporation shall have authority to issue One Hundred Thousand (100,000) shares with a par value of One Dollar ($1.00) per share.

     5. The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is One Dollar ($1.00) in cash or property of equivalent value.

     6. The address of the initial registered office of the corporation in the state of North Carolina is 212 South Tryon Street, Suite 1700, Mecklenburg County, Charlotte, North Carolina 28281 and the name of its initial registered agent at such address is Jerry W. Jernigan.

     7. The number of directors constituting the initial board of directors shall be three and the names and addresses of the persons who shall serve as such directors until the first meeting of shareholders, or until their successors be elected and qualified are:

     John Grosso                        815 Matthews-Mint Hill Road
                                        Matthews, NC  28105

     Robert J. Consoli                  815 Matthews-Mint Hill Road
                                        Matthews, NC  28105

     Frank McKeown                      815 Matthews-Mint Hill Road
                                        Matthews, NC  28105

     8. The name and address of the incorporator is Jerry W. Jernigan, 212 South Tryon Street, Suite 1700, Charlotte, Mecklenburg County, North Carolina 28281.

         IN WITNESS WHEREOF, I have hereunto set my hand this 14/th/ day of March, 1990.

                                     /s/ Jerry W. Jernigan               (SEAL)
                                     ------------------------------------
                                     Jerry W. Jernigan

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         I, Anne H. Patterson, a Notary Public for Cabarrus County and State, do hereby certify that JERRY W. JERNIGAN personally appeared before me this 14/th/ day of March, 1990 and acknowledged the due execution of the foregoing Articles of Incorporation.

                                     /s/ Anne H. Patterson
                                     -------------------------------------------
                                     Notary Public

My Commission Expires: 4/12/91



DRAWN BY AND MAIL TO:

WRAY, LAYTON, CANNON, PARKER & JERNIGAN, P.A.
212 South Tryon Street, Suite 1700
Charlotte, North Carolina  28281

                              ARTICLES OF AMENDMENT
                                       OF
                                PCA CANADA, INC.

     The undersigned Corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

     1.  The name of the Corporation is PCA Canada, Inc.

     2. The following amendment to the charter of the Corporation was adopted by its shareholders on the 2/nd/ day of May, 1990 in the manner prescribed by law:

     That the name of the Corporation be changed from PCA Canada, Inc. to PCA Photo Corporation of Canada, Inc.

     3. The number of shares of the Corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

     4. The designation and number of outstanding shares entitled to vote on such amendment were as follows:

     Class                                Number of Shares
     -----                                ----------------

     Common                                    1,000

There were no shares entitled to vote as a class inasmuch as there is one class of common stock outstanding.

     5. The number of shares voted for such amendment was 1,000; and the number of shares voted against such amendment was 0.

     6. The amendment herein effected will not change the stated capital of the Corporation.

     7. The amendment herein effected does not give rise to dissenter's rights to payment under North Carolina General Statutes Section 55-101(b) for the reason that the only effect of such amendment is to change the name of the Corporation.

     IN WITNESS WHEREOF, these Articles are signed by the President and Secretary of the Corporation this 2/nd/ day of May, 1990.

                                                PCA CANADA, INC.


                                                By: /s/ John Grosso
                                                   -----------------------------
                                                    President

ATTEST:

/s/  Robert J. Consoli
-----------------------
       Secretary

       (CORPORATE SEAL)



STATE OF NORTH CAROLINA

COUNTY OF UNION


     This is to certify that on this 2/nd/ day of May, 1990, before me, a Notary Public, personally appeared John Grosso and Robert J. Consoli, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and the statements therein contained are true.

     WITNESS my hand and official seal, this the 2/nd/ day of May, 1990.



                                                 /s/ Jane S. Evans
                                                --------------------------------
                                                Notary Public

My Commission Expires: September 6, 1993